                                                                    EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated May 21, 2003 (except for Note C, as to which the Date is June 5, 2003), relating to our audit of the statement of financial condition of RefcoFund Holdings, LLC as of February 28, 2003. We also consent to the reference to us under the heading "Experts" in this Registration Statement.


Grant Thornton LLP

New York, New York
December 1, 2003